UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 13, 2012 (March 7, 2012)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 7, 2012, the Board of Directors of Arch Coal, Inc. (the “Company”) increased the size of the Board of Directors to fourteen and elected, effective immediately, George C. Morris III to fill the newly-created vacancy.  Mr. Morris will serve as a Class II director, with his term expiring at the 2014 annual meeting of stockholders of the Company, and will serve on the board’s audit committee and finance committee.

Since March 2009, Mr. Morris has served as President of Morris Energy Advisors, Inc.  From December 2006 until his retirement in March 2009, Mr. Morris served as a managing director at Merrill Lynch & Co.  Prior to 2006, Mr. Morris served as a managing director of investment banking at Petrie Parkman & Co. until its acquisition by Merrill Lynch & Co. in 2006, and also previously served as a managing director of investment banking at Simmons & Company International, as a director of investment banking at Merrill Lynch & Co. and as a director of investment banking at First Boston Corporation. Mr. Morris also serves on the board of directors of Calumet GP, LLC, the general partner of Calumet Specialty Products Partners, L.P.

In accordance with the Company’s non-employee director compensation plan, Mr. Morris will receive a new director fee equal to $60,000, a grant of 2,500 restricted stock units and an annual retainer of $120,000.  Pursuant to the Company’s deferred compensation plan, 100% of the new director fee is required to be deferred into a hypothetical investment in the Company’s common stock in order to align the interests of the Company’s directors with the long-term interests of stockholders.  In addition, the Company’s directors receive additional annual committee retainer fees equal to $15,000 for serving on the audit committee and $10,000 for serving on any other committee of the Company.

Mr. Morris will also be eligible to participate in the Company’s deferred compensation plan and other compensation arrangements for non-employee directors, and are subject to the stock ownership guidelines for non-employee directors, described under the heading “Director Compensation for the Year Ended December 31, 2010” in the Company’s proxy statement filed with the Securities and Exchange Commission on March 18, 2011.  Mr. Morris entered into an indemnification agreement with the Company, effected as of March 7, 2012, substantially in the form attached as Exhibit 10.40 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Item 7.01               Regulation FD Disclosure.

On March 12, 2012, the Company issued a press release announcing the election described above. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibit is attached hereto and furnished herewith.

Exhibit No.	Description

99.1	Press release dated March 12, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2012	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President—Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 12, 2012.